Exhibit 5.1

May 14, 2020

Zillow Group, Inc.

1301 Second Avenue, Floor 31

Seattle, Washington 98101

Re:	Registration Statement on Form S-3

File No. 333-225918

Ladies and Gentlemen:

We have acted as counsel to Zillow Group, Inc., a Washington corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (Registration No. 333-225918) filed June 27, 2018 (the “Registration Statement”), including the prospectus constituting a part thereof, dated June 27, 2018 (the “Base Prospectus”), and the prospectus supplement to the Base Prospectus, dated May 12, 2020 (together with the Base Prospectus, the “Prospectus”) relating to the issuance and sale by the Company pursuant to the Underwriting Agreement (as defined below) of up to 9,200,000 shares (the “Company Shares”) of the Company’s Class C capital stock, par value $0.0001 per share (the “Class C Capital Stock”), including up to 1,200,000 shares of Class C Capital Stock that may be issued and sold pursuant to the underwriters’ over-allotment option to purchase additional shares.

In our capacity as counsel to the Company, we have examined or are otherwise familiar with (a) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws; (b) the Registration Statement; (c) the Prospectus; (d) the Underwriting Agreement dated May 12, 2020 between the Company and Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and Citigroup Global Markets Inc., as representatives of the underwriters named therein (the “Underwriting Agreement”); (e) such of the corporate proceedings with respect to the issuance and sale of the Company Shares as have occurred prior to or as of the date hereof and (f) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on the foregoing and subject to the additional exclusions and qualifications set forth below, we are of the opinion that the Company Shares have been duly authorized by all necessary corporate action of the Company and, assuming (a) registration by the Company’s registrar of the Company Shares; (b) the offering and sale of the Company Shares in accordance with the Underwriting Agreement and (c) receipt by the Company of the consideration therefor in accordance with the terms of the Underwriting Agreement, the Company Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are subject to the following exclusions and qualifications:

(a)

Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b)

We do not express any opinions herein concerning any laws other than the laws in their current forms of the State of Washington and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed with the Commission on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules.

Very truly yours,

/s/ PERKINS COIE LLP